UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934, as amended.

Date of Report (Date of earliest event reported): October 20, 2003

HARTVILLE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-82786	94-3360099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1597 North Main Street, North Canton, Ohio	44720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 305-1352

(Former name or former address, if changed since last report)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Joseph I. Emas, Attorney at Law

1224 Washington Avenue

Miami Beach, Florida 33139

Telephone: 305.531.1174

ITEM 1	CHANGE IN CONTROL OF REGISTRANT

On October 20, 2003, 4,750,000 shares of restricted common stock of the Registrant were issued to certain private investors of Hartville Group, Inc. (“HTVL” or the “Registrant”) for a purchase price of $0.95 per share, pursuant to the provisions of a Stock Purchase Agreement between Hartville Group, Inc. and certain investors. In addition, the investors received 2,375,000 warrants to purchase common stock of HTVL at $1.90 per share. As a result of the closing of the Stock Purchase Agreement, and the issuance of such shares, one investor, Barron Partners, LP, acquired 3,842,105 shares of HTVL common stock, representing 38% of the issued and outstanding shares of HTVL common stock as well as warrants to purchase 1,921,053 shares of HTVL common stock. The remaining shares and warrants went to other investors. The Stock Purchase Agreement provides the investors with registration rights in relation to the shares of the Registrant’s common stock acquired pursuant to the Stock Purchase Agreement and the shares underlying the warrants acquired pursuant to the Stock Purchase Agreement.

There are not, to the knowledge of the Registrant, any loans, pledges or any other arrangements obtained by the new control group with respect to the securities purchased pursuant to the Stock Purchase Agreement.

Pursuant to the provisions of the Stock Purchase Agreement, the Registrant was required to cause the appointment of at least two independent directors. Subsequent to this transaction, Robert Cashman resigned as an officer and director of the Registrant, and the Board of Directors nominated W. Russell Smith III, Dr. Tomas Neuzil, and Roger A. Kimmel, Jr., the latter two directors to serve as independent directors, to the Registrant’s Board of Directors.

A copy of the Stock Purchase Agreement reflecting the sale of the shares and warrants is attached hereto as an exhibit. The foregoing description is modified by such reference.

The following table sets forth certain information regarding the beneficial ownership of the Registrant’s Common Stock as of November 7, 2003 by: (i) each person known to the Registrant to own beneficially more than five percent of the Common Stock; (ii) each director of the Registrant and nominee for election as a director; and (iii) all executive officers and directors as a group.

NAME AND ADDRESS OF BENEFICIAL OWNER(1)	AMOUNT OF OWNERSHIP(2)		PERCENTAGE OF CLASS(3)
W. Russell Smith III (4)	1,000,000		10%

Dr. Tomas Neuzil (5)	-0-		0.00%

Robert L. Cashman (6)	1,000.01%

Robert L. Cashman Trustee	1,000,000		10%

Roger A. Kimmel, Jr. (7)	-0-		0.00%

All directors and executive officers as a group (4 persons)	2,001,000		20%

Barron Partners, LP 730 Fifth Avenue, 9th Floor, New York, NY 10019	3,842,105	(8)	38%

Summit Financial Partners, LLC 510 E. 96th Street Suite 125 Indianapolis, IN 46240	500,000		5%

(1)	Unless otherwise indicated, the address of each beneficial owner is 1597 North Main Street, North Canton, Ohio 44720.
(2)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof.
(3)	Based on 10,114,732 issued and outstanding as of the date hereof.
(4)	W. Russell Smith III is the President and Chairman of the Board of Directors.
(5)	Dr. Tomas Neuzil is a Director.
(6)	Robert L. Cashman will not be standing for re-election to the Board of Directors and resigned as a director on November 7, 2003.
(7)	Roger A. Kimmel, Jr. was appointed as a director on November 7, 2003.
(8)	Does not include warrants to purchase 1,921,053shares of common stock.

ITEM 5.	OTHER EVENTS.

On November 7, 2003, the Registrant announced that it will hold its annual meeting on Monday, December 22, 2003 at 1597 North Main Street, North Canton, Ohio 44720. Prior to the annual meeting, Robert L. Cashman resigned as an officer and director of the Registrant. The Board of Directors appointed Terance L. Kelley to replace Robert L. Cashman.

At the Annual Meeting, the Registrant’s stockholders will consider and vote upon the following matters:

(1)	To elect three members to the Registrant’s Board of Directors, specifically, W. Russell Smith III, Dr. Tomas Neuzil, and Roger A. Kimmel, Jr., to hold office until the Registrant’s Annual Meeting of Stockholders in 2004 or until his successor is duly elected and qualified; and

(2)	To ratify the appointment of Terance L. Kelley, as the Registrant’s independent certified public accountant for the fiscal year ending December 31, 2003.

The Board of Directors has recommended the shareholders approve both resolutions.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description

1.1	Stock Purchase Agreement between Hartville Group, Inc. and certain Investors, dated October 8, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2003	Hartville Group, Inc. (Registrant)

/s/ W. Russell Smith III

W. Russell Smith III, President

Exhibit Index

Exhibit No.	Description

1.1	Stock Purchase Agreement between Hartville Group, Inc. and certain Investors, dated October 8, 2003